UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2008
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Reservoir Place 1601 Trapelo Road, Suite 329 Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Letter Agreement dated December 9, 2008 between the Company and Gail F. Goodman
Ex-99.2 Letter Agreement dated December 9, 2008 between the Company and Robert P. Nault
Ex-99.3 Letter Agreement dated December 9, 2008 between the Company and Steven R. Wasserman
Ex-99.4 Letter Agreement dated December 9, 2008 between the Company and Ellen Brezniak
Ex-99.5 Letter Agreement dated December 9, 2008 between the Company and Eric S. Groves

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Base Salary of Named Executive Officers
     On December 4, 2008, the Compensation Committee of the Board of Directors of Constant Contact, Inc. (the “Company”) approved the 2009 base salaries for the Company’s executive officers, including all of the Company’s named executive officers. The following table sets forth the 2009 annual base salary for each of the Company’s named executive officers:

Name	Principal Position	Base Salary

Gail F. Goodman	Chairman, President and Chief	$350,000
	Executive Officer

Ellen Brezniak	Senior Vice President,	$230,000
	Product Strategy

Eric S. Groves	Senior Vice President, Worldwide	$220,000
	Strategy and Business Development

Robert P. Nault	Vice President and General Counsel	$220,000

Steven R. Wasserman	Vice President and Chief Financial	$250,000
	Officer
2009 Executive Cash Incentive Bonus Plan
     On December 4, 2008, the Compensation Committee of the Company’s Board of Directors also adopted the 2009 Executive Cash Incentive Bonus Plan (the “Bonus Plan”) for its executive officers, including all of the Company’s named executive officers. Amounts payable under the Bonus Plan to executive officers are calculated as a percentage of the applicable executive’s base salary. In the case of the Company’s executive officers other than Ms. Goodman, the Bonus Plan provides for pro rata quarterly cash incentive bonus payments, with corporate financial targets weighted at 70% and individual performance goals weighted at 30%. In the case of Ms. Goodman, the Bonus Plan provides for pro rata quarterly cash incentive bonus payments based on corporate financial targets and an annual bonus payment based on individual performance goals. For Ms. Goodman, the corporate financial targets are weighted at 80% and the individual performance goals are weighted at 20%. The target bonus percentage amount for each of the named executive officers other than Ms. Goodman is 40% of base salary. The target bonus percentage amount for Ms. Goodman is 100% of base salary.
     Corporate Financial Targets
     The quarterly corporate financial targets are based on two financial metrics: (i) average monthly revenue growth, or AMRG, and (ii) adjusted earnings before interest, taxes, depreciation and amortization as a percentage of revenue, or Adjusted EBITDA Margin. The quarterly financial targets are established by the Company’s Board of Directors and also approved by the Compensation Committee of the Board of Directors. For all named executive officers other than Ms. Goodman, in calculating the corporate financial target bonus 50 percentage points are based on the AMRG metric and 20 percentage points are based on the Adjusted EBITDA Margin metric. For Ms. Goodman, in calculating the corporate financial target bonus 56 percentage points are based on the AMRG metric and 24 percentage points are based on the Adjusted EBITDA Margin. No bonus payment will be made to any executive based on the AMRG metric unless the quarterly AMRG achieved by the Company is at least 85% of the quarterly target amount, in which event the executive will be eligible to receive 60% of the bonus allocable to the AMRG metric. In the event the Company exceeds the minimum quarterly AMRG target amount, the executive will be eligible to receive an increase of approximately 2.65% in the bonus allocable to the AMRG metric for every percentage point by which the Company exceeds 85% of the target amount, up to a maximum of 140% of the AMRG target amount. No bonus payment will be made to any executive based on the quarterly Adjusted EBITDA Margin metric unless the quarterly Adjusted EBITDA Margin achieved by the Company is at least equal to one percentage point below the target Adjusted EBITDA Margin, in which event the executive will be eligible to receive 95% of the bonus allocable to the Adjusted EBITDA Margin metric. In the event that the quarterly Adjusted EBITDA Margin achieved by the Company is one percentage point above the target Adjusted EBITDA Margin, the executive will be eligible to receive 105% of the bonus allocable to the Adjusted EBITDA Margin metric. Bonus payments for achievement between the two Adjusted EBITDA Margin thresholds are made on a pro rata basis.
     Individual Performance Goals
     Individual performance goals for each of the executive officers, other than Ms. Goodman, will be established by Ms. Goodman and are tied to the particular area of expertise of the executive and his or her performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. Under the Bonus Plan, Ms. Goodman will establish the particular individual performance goals for each executive using the foregoing criteria at the beginning of each quarter of 2009. The Compensation Committee of the Company’s Board of Directors establishes the annual individual performance goals for Ms. Goodman. The individual performance goals for the named executive officers for the first quarter of 2009 have not been established as of the date of this filing. In addition, the Compensation Committee of the Company’s Board of Directors has not yet established Ms. Goodman’s individual performance goals for 2009.
Letter Agreements with Named Executive Officers
     On December 9, 2008, the Compensation Committee of the Company’s Board of Directors approved amendments to letter agreements with the Company’s named executive officers (collectively, the “Amendments”) in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. In the case of Ms. Goodman, Mr. Nault and Mr. Wasserman, the Amendments, among other things, modify the existing severance benefits by adding a definition of separation for good reason. In addition, in the case of Ms. Brezniak and Mr. Groves, the Amendments, among other things, provide for severance benefits in the case of termination without cause or separation for good reason. Accordingly, each of the Company’s named executive officers will be entitled to receive six months’ base salary and health insurance benefits in the event his or her employment is terminated without cause or he or she resigns for good reason. “Good reason” is defined to include (i) a material diminution in base salary, (ii) a material diminution in duties, authority or responsibility, (iii) a material relocation or (iv) a material breach of the letter agreements, as amended. The foregoing summary of the Amendments is subject to, and qualified in its entirety by the Amendments, copies of which are attached hereto as Exhibits 99.1 to 99.5 and incorporated herein by reference.
Item 8.01. Other Events
     On November 17, 2008, while it was permissible under the applicable securities laws for affiliates of the Company to purchase and sell securities of the Company, John Campbell, one of the Company’s directors, entered into a binding trading plan to sell up to 150,000 shares of common stock of the Company from February 17, 2009 through December 31, 2009. On December 3, 2008, while it was permissible under the applicable securities laws for affiliates of the Company to purchase and sell securities of the Company, Ms. Goodman entered into a binding trading plan to sell up to 100,000 shares of common stock of the Company from March 4, 2009 through February 26, 2010. Mr. Campbell’s 10b5-1 Plan and Ms. Goodman’s 10b5-1 Plan are referred to collectively as the “10b5-1 Plans.”
     Pursuant to the 10b5-1 Plans, certain shares of the Company’s common stock held by a participant will be sold on a periodic basis without further direction from the participant in accordance with the terms and conditions set forth in the applicable 10b5-1 Plan, which in both cases include minimum sale price thresholds. Under the Company’s insider trading policy, trades will not occur under the 10b5-1 Plans until at least 90 days after the execution date of the applicable 10b5-1 Plan. In the case of Ms. Goodman’s 10b5-1 Plan, no sales may be executed during the period beginning 10 business days prior to the anticipated date of the Company’s quarterly earnings announcement and ending three business days following such announcement.
     Each of the 10b5-1 Plans is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Transactions made pursuant to the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of the 10b5-1 Plans described above.
Item 9.01. Financial Statements and Exhibits
         (d)       Exhibits
                    The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: December 10, 2008	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement dated December 9, 2008 between the Company and Gail F. Goodman

99.2	Letter Agreement dated December 9, 2008 between the Company and Robert P. Nault

99.3	Letter Agreement dated December 9, 2008 between the Company and Steven R. Wasserman

99.4	Letter Agreement dated December 9, 2008 between the Company and Ellen Brezniak, with the original offer letter dated August 24, 2006

99.5	Letter Agreement dated December 9, 2008 between the Company and Eric S. Groves, with the original offer letter dated December 12, 2000